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                                                                   EXHIBIT 99(J)

                             AMENDMENT NUMBER SIX
                                    TO THE
                           BW/IP INTERNATIONAL, INC.
                           CAPITAL ACCUMULATION PLAN
                (AS AMENDED AND RESTATED AS OF JANUARY 1, 1992)

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          The BW/IP International, Inc. Capital Accumulation Plan, as amended and restated as of January 1, 1992 (the "Plan"), is hereby amended in the following respects:

          1.  BW/IP, Inc.
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          Due to the change in the corporate name of BWIP Holding, Inc., the references to BWIP Holding, Inc. contained in Sections 1.2(i) and 1.4 of the Plan are hereby changed to BW/IP, Inc.

          2.  Compensation Limit
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          The phrase "the Adjustment Factor" contained in Section 1.2(i) of the
Plan is deleted and inserted in lieu thereof is the phrase "the amounts and at such times as permitted under Section 401(a)(17)(B)."

          3.  Time for Distributions
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          Section 8.5 of the Plan is amended by substituting the word "month"
for the word "quarter" in the phrase "calendar quarter" in the first sentence thereof.

          4.   Effective Date.
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          This Amendments made hereby shall be effective as of January 1, 1994, except with respect to paragraph 1 hereof which shall be effective as of May
11, 1994.

          5.   Ratification and Re-Affirmation.
               --------------------------------

          Except as specifically amended hereby, the Plan, as heretofore amended to date shall remain in full force and effect in accordance with its terms.

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          IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed at Long Beach, California, as of the 1st day of June, 1994.
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                                          BW/IP International, Inc.

                                          By /s/ D.G. Taylor
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                                          Its  Vice President
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